Exhibit 10.1

Execution Version

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of September 29, 2021, is made by and among ARYA Sciences Holdings IV, an exempted company incorporated in the Cayman Islands with limited liability (the “ARYA Sponsor”), ARYA Sciences Acquisition Corp IV, an exempted company incorporated in the Cayman Islands with limited liability (“ARYA”), Amicus GT Holdings, LLC, a Delaware limited liability company (“Amber GT”), each of Todd Wider, Leslie Trigg and Michael Henderson (collectively, the “Other Class B Shareholders”, and together with the ARYA Sponsor, collectively, the “Class B Shareholders”) and each of Joseph Edelman, Adam Stone, Michael Altman and Konstantin Poukalov (collectively, the “Other Insiders”, and together with the Class B Shareholders, collectively, the “Insiders”). ARYA, Amber GT and the Insiders shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, ARYA, Amber GT and certain other Persons party thereto entered into that certain Business Combination Agreement, dated as of the date hereof (the “Business Combination Agreement”); and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, the ARYA Sponsor and each Other Class B Shareholder will (a) vote in favor of approval of the Business Combination Agreement and the transactions contemplated thereby, (b) agree to waive any adjustment to the conversion ratio set forth in the Governing Documents of ARYA or any other anti-dilution or similar protection with respect to all of the ARYA Class B Shares held by him, her or it, and (c) subject to, and conditioned upon the occurrence of and effective as of, the Closing, terminate certain existing agreements or arrangements, including any existing ARYA Sponsor registration rights and lock-up arrangements, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.             Consent to Business Combination; Agreement to Vote.

a.            Pursuant to Section 3 of that certain Letter Agreement, dated as of February 25, 2021 (the “Insider Letter Agreement”), by and among ARYA and the Insiders, the ARYA Sponsor hereby consents to the entry by ARYA into the Business Combination Agreement and each other Additional Agreement to which ARYA is or will be a party.

b.            Each Class B Shareholder (in his, her or its capacity as a shareholder of ARYA and on behalf of himself, herself or itself and not the other Class B Shareholders) hereby agrees to vote at any meeting of the shareholders of ARYA (however called and whether or not adjourned, including at the ARYA Shareholders Meeting or otherwise), and in any action by written resolution of the shareholders of ARYA, all ARYA Class B Shares held by him, her or it as of the relevant determination time in favor of the Transaction Proposals.

2.             Waiver of Anti-dilution Protection. Each Class B Shareholder hereby (a) waives, subject to, and conditioned upon, the occurrence of the Closing (for himself, herself or itself and for his, her or its successors and assigns), to the fullest extent permitted by Law and the Governing Documents of ARYA, and (b) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate that the ARYA Class B Shares held by him, her or it convert into ARYA Class A Shares in connection with the transactions contemplated by the Business Combination Agreement.

3.             Transfer of Shares. Except as expressly contemplated by the Business Combination Agreement, with the prior written consent of Amber GT or with respect to a Permitted Transferee (as defined in the last sentence of this Section 3), from and after the date hereof until the earlier of the date of the Closing or the termination of the Business Combination Agreement in accordance with its terms, each Class B Shareholder hereby agrees that he, she or it shall not (a) sell, transfer or otherwise dispose of any of his, her or its ARYA Class B Shares, (b) deposit any of his, her or its ARYA Class B Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or execute any power of attorney with respect to any of his, her or its ARYA Class B Shares, in each case, that conflicts with any of the covenants or agreements set forth in this Agreement, or (c) enter into any Contract with respect to the sale, transfer or other disposition of any of his, her or its ARYA Class B Shares. Notwithstanding the foregoing or anything to the contrary herein, the foregoing restrictions shall not apply to any sale, transfer or other disposition (i) to a Permitted Transferee, (ii) pursuant to a bona fide gift or charitable contribution, (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (iv) in the case of an individual, pursuant to a qualified domestic relations order or (v) in the case of ARYA Sponsor, by virtue of ARYA Sponsor’s organizational documents upon liquidation or dissolution of the ARYA Sponsor; provided, that, the transferring holder shall, and shall cause any transferee of his, her or its ARYA Class B Shares of the type set forth in clauses (i) through (v), to enter into a written agreement agreeing to be bound by the applicable provisions of this Agreement that are applicable to the transferring holder prior and as a condition to the occurrence of such sale, transfer or other disposition and, from and after the entry into such written agreement, shall be deemed to be a Class B Shareholder for all purposes of this Agreement. For purposes of this Section 3, “Permitted Transferee” means, with respect to any Person, (A) any direct or indirect members, partners (whether general or limited partners) or equityholders or other holders of interests of such Person or any of its Affiliates or any officers, directors or employees of such Person or any Affiliates of any of the foregoing, (B) such Person’s immediate family or family member of any of such Person’s officers or directors, (C) any trust for the direct or indirect benefit of such Person or the immediate family of such Person, (D) if such Person is a trust, to the trustee or beneficiary(ies) of such trust or to the estate of a beneficiary of such trust, or (E) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the Founder Shares (as such term is defined in the Insider Letter Agreement) or Private Placement Shares (as such term is defined in the Insider Letter Agreement), as applicable, were originally purchased.

4.             Other Covenants. Each Class B Shareholder hereby agrees to be bound by and subject to (i) Sections 6.5 (Confidentiality; Access to Information) and 11.4 (Publicity) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if such Class B Shareholder is directly a party thereto, and (ii) Section 6.4 (Exclusive Dealing) of the Business Combination Agreement to the same extent as such provisions apply to ARYA, as if such Class B Shareholder is directly party thereto.

5.             Termination of Existing Lock-Up. Each of the Insiders and ARYA hereby agrees that, subject to, and conditioned upon and effective as of, the occurrence of the Closing, Section 5 of the Insider Letter shall be amended and restated in its entirety as follows:

“5.	Reserved.”

Each of the Parties further acknowledges and agrees, for the avoidance of doubt, that none of the Insiders shall be subject to any of the restrictions or obligations set forth in Section 5 of the Letter Agreement from and after the time of the amendment contemplated by this Section 5.

6.             Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Closing and (b) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 6(b) shall not affect any Liability on the part of any Party for a willful and material breach of any covenant or agreement set forth in this Agreement prior to such termination, (ii) Sections 1(a), 2 and 5 and Sections 10, 14 and 15 (in each case, solely to the extent related to the foregoing Sections 1(a), 2 or 5) shall each survive the termination of this Agreement pursuant to Section 6(a), and (iii) this Section 6 and Sections 7, 8, 9, 11, 12 and 13 and Sections 10, 14 and 15 (in each case, solely to the extent related to this Section 6 or Sections 7, 8, 9, 11, 12 or 13) shall survive any termination of this Agreement.

7.             Non-Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and without limiting the generality of the foregoing, none of the Representatives of any Party shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein or, for the avoidance of doubt, for claims pursuant to the Business Combination Agreement or any other Additional Agreement by any party(ies) thereto against any other party(ies) thereto on the terms and subject to the conditions therein. Notwithstanding anything to the contrary in this Agreement, (i) in no event shall any Insider have any obligations or Liabilities related to or arising out of the covenants, agreements or obligations of any other Insider under this Agreement (including related to or arising out of the breach of any such covenant, agreement or obligation by any other Insider), and (ii) in no event shall ARYA have any obligations or Liabilities related to or arising out of the covenants, agreements or obligations of any Insider under this Agreement (including related to or arising out of any breach of any such covenant, agreement or obligation by any such Insider).

8.             Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) each Class B Shareholder makes no agreement or understanding herein in any capacity other than in such Shareholder’s capacity as a record holder and beneficial owner of ARYA Class B Shares, and not, in the case of any Insider, in such Insider’s capacity as a director, officer or employee of ARYA, and (b) nothing herein will be construed to limit or affect any action or inaction by any Insider or any representative of the ARYA Sponsor serving as a member of the board of directors (or other similar governing body) of ARYA or as an officer, employee or fiduciary of ARYA, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of ARYA.

9.             No Third Party Beneficiaries. Except as set forth in Section 3 or Section 7, this Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

10.           Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform his, her or its respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

11.           Fees and Expenses. Except, in the case of ARYA and Amber GT, as otherwise expressly set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that, any such fees and expenses incurred by the Insiders on or prior to the Closing shall, in the sole discretion of the ARYA Sponsor, be allocated to ARYA and deemed to be ARYA Expenses.

12.           No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Amber GT or any of its Affiliates or ARYA or any its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the ARYA Shares held by any Class B Shareholder. All rights, ownership and economic benefits of and relating to the applicable ARYA Shares shall remain vested in and belong to each applicable Class B Shareholder, and Amber GT and ARYA (and each of their respective Affiliates) shall have no authority to exercise any power or authority to direct any Insider in the voting of any of the ARYA Shares owned by him, her or it (if any), except as otherwise expressly provided herein with respect to the ARYA Shares owned by him, her or it (if any). Except as otherwise set forth in Section 1(b), no Class B Shareholder shall be restricted from voting in favor of, against or abstaining with respect to any other matters presented to the shareholders of ARYA.

13.           Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or modified if, and only if, such amendment or modification is in writing and signed by the Parties, and any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the Party(ies) against whom such waiver is sought. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Subject to Section 8, none of this Agreement or any of the rights, interests or obligations hereunder shall be assignable by (a) an Insider without the prior written consent of ARYA and Amber GT, (b) Amber GT without the prior written consent of the ARYA Sponsor and ARYA or (c) ARYA without the prior written consent of the ARYA Sponsor and Amber GT. Any attempted amendment or assignment of this Agreement not in accordance with the terms of this Section 13 shall be null and void ab initio.

14.           Notices. Any notice, requests, claims, demands and other communications hereunder shall be sent in writing and shall be deemed to have been duly given by delivery in person, by email (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to ARYA or any Insider, to:

c/o ARYA Science Acquisition Corp IV

51 Astor Place, 10th Floor

New York, NY 10003

Attention:      Adam Stone

Michael Altman

Doug Giordano

Konstantin Poukalov

Email:           adam@perceptivelife.com

michael@perceptivelife.com

doug@perceptivelife.com

konstantin@perceptivelife.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:     Jonathan L. Davis, P.C.

Ryan Brissette

Email:           jonathan.davis@kirkland.com

ryan.brissette@kirkland.com

If to Amber GT, to:

c/o

Amicus Therapeutics, Inc.

3675 Market Street

Philadelphia, PA 19104

Attn: Chief Legal Officer

Email: gcoffice@amicusrx.com

with a copy (which shall not constitute notice) to

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

Attn:       Graham Robinson

 Katherine D. Ashley

Email:     graham.robinson@skadden.com

 katherine.ashley@skadden.com

15.           Incorporation by Reference. Sections 11.7 (Governing Law), 11.8 (Counterparts; Electronic Signatures), 11.10 (Entire Agreement), 11.12 (Severability), 11.13 (Construction; Interpretation), 11.16 (Submission to Jurisdiction) and 11.18 (Waiver of Jury Trial) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

ARYA SCIENCES HOLDINGS IV

By:	/s/ Michael Altman
Name:	Michael Altman
Title:	Chief Financial Officer

ARYA SCIENCES ACQUISITION CORP IV

By:	/s/ Michael Altman
Name:	Michael Altman
Title:	Chief Financial Officer

AMICUS GT HOLDINGS, LLC

By:	/s/ Bradley L. Campbell
Name:	Bradley L. Campbell
Title:	President

[Signature Page to Sponsor Letter Agreement]

OTHER CLASS B SHAREHOLDERS:

/s/ Todd Wider
Todd Wider

/s/ Michael Henderson
Michael Henderson

/s/ Leslie Trigg
Leslie Trigg

OTHER INSIDERS:

/s/ Joseph Edelman
Joseph Edelman

/s/ Adam Stone
Adam Stone

/s/ Michael Altman
Michael Altman

/s/ Konstantin Poukalov
Konstantin Poukalov

[Signature Page to Sponsor Letter Agreement]